Exhibit 99 NEWS

For additional information contact:	Benno Sand-Investor and Financial Media (952) 448-8936 Laurie Walker-Trade Media (952) 448-8066
FOR IMMEDIATE RELEASE
FSI International, Inc. Announces Fourth Quarter and Fiscal Year 2007 Financial Results
     MINNEAPOLIS (Oct. 16, 2007) — FSI International, Inc. (Nasdaq: FSII), a manufacturer of capital equipment for the microelectronics industry, today reported financial results for the fiscal 2007 fourth quarter and the fiscal year ended August 25, 2007.
Fiscal 2007 Fourth Quarter and Full Year Results
     Sales for the fiscal 2007 fourth quarter were $19.9 million, as compared to $40.4 million for the same period of fiscal 2006. The Company’s net loss for the fourth quarter of fiscal 2007 was $6.5 million, or $0.21 per share, as compared to net income of $3.2 million, or $0.10 per share, in the fourth quarter of fiscal 2006.
     Fiscal year 2007 sales increased to $116.2 million, as compared to $113.2 million for fiscal 2006. The Company’s fiscal 2007 net loss was $14.6 million, or $0.48 per share, compared to a net loss of $7.3 million, or $0.24 per share, for fiscal year 2006.
     The Company recorded a $4.1 million, or $0.13 per share, asset impairment charge in fiscal 2007 associated with the Company’s investment in m.FSI LTD, a Japanese joint venture. The Company recorded a $500,000, or $0.02 per share, impairment charge related to an investment in fiscal 2006.
Fiscal 2007 Highlights
     “While deteriorating industry conditions during the year impacted our overall order level and financial performance for fiscal 2007, progress was made on the strategies we rolled out at the beginning of the year,” said Don Mitchell, FSI chairman and chief executive officer. “From a commercial perspective, we established ‘Tool Of Record’ status at several new customers and enhanced the applications capabilities of our flagship products. Operationally, we restructured our ownership in and contractual relationship with m.FSI and deployed initiatives focused on lowering our break-even revenue level while preserving our cash.”*
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FSI International, Inc.
October 16, 2007
Page Two
     In the fourth quarter of fiscal 2007, the Company implemented a program emphasizing the importance of revenue growth, gross margin improvement, cost reduction and cash preservation. The goals of the program were to lower FSI’s breakeven revenue level while positioning the Company to leverage financial performance when quarterly revenues improve. As a result, the Company reduced its headcount from 494 at the end of the third quarter to 429 employees at the end of fiscal 2007.
     “Our accomplishments in fiscal 2007 and our recent cost reductions have placed us in a stronger position to gain marketshare and improve our overall financial performance in fiscal 2008,” concluded Mitchell.*
Backlog and Deferred Revenue
     The Company ended fiscal 2007 with $21.0 million in backlog and deferred revenue, as compared to $44.9 million at the end of fiscal 2006. Customers can cancel or delay orders or delay product acceptance; therefore orders, backlog and deferred revenue are not necessarily indicative of shipments or revenues in future periods.*
Balance Sheet Strength
     Cash, cash equivalents, restricted cash and marketable securities at year end were $24.5 million at the end of fiscal 2007 as compared to $26.9 million at the end of fiscal 2006. The Company used $100,000 of cash for operations in the fourth quarter of fiscal 2007 and used $4.1 million of cash for operations during fiscal 2007. Cash proceeds, net, from restructuring the Company’s ownership in m.FSI were $3.2 million in fiscal 2007. As of August 25, 2007, the Company had $59 million in working capital, a current ratio of 3.9 to 1 and a book value of $2.64 share.
Outlook
     The Company expects first quarter fiscal 2008 orders to be between $17 to $21 million, as compared to $21 million in the fourth quarter of fiscal 2007.* This assumes the receipt of several follow-on orders that are anticipated late in the quarter.*
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FSI International, Inc.
October 16, 2007
Page Three
     Considering the backlog and deferred revenue levels at the end of fiscal 2007, the Company expects first quarter fiscal 2008 revenues to range from $22 to $25 million as compared to $19.9 million in the fourth quarter of fiscal 2007.* A portion of the expected revenue is subject to either receiving purchase orders or obtaining timely acceptance from the Company’s customers.*
     Based upon anticipated gross profit margins associated with deferred revenue, the expected manufacturing capacity utilization rate, the product sales mix and the current quarterly operating expense run rate, the Company expects a net loss in the $1.5 to $2.0 million range for the first quarter of fiscal 2008.*
     Fiscal 2008 first quarter capital expenditures are expected to be less than $300,000 with depreciation and amortization expected to be between $1.1 million and $1.2 million.* If the Company achieves its expectations, it anticipates using $1.0 to $2.0 million of cash in operations during the first quarter of fiscal 2008.*
Conference Call Details
     Investors will have the opportunity to listen to the conference call at 3:30 p.m. CT today over the Internet. The webcast is being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.earnings.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com). For those who cannot listen to the live broadcast, a replay will be available shortly after the call.
About FSI
     FSI International, Inc. is a global supplier of surface conditioning equipment technology and support services for microelectronics manufacturing. Using the Company’s broad portfolio of cleaning products, which include batch and single-wafer platforms for immersion, spray and CryoKinetic technologies, customers are able to achieve their process performance, flexibility and productivity goals. The Company’s support services programs provide product and process enhancements to extend the life of installed FSI equipment, enabling worldwide customers to realize a higher return on their capital investment. FSI maintains a web site at http://www.fsi-intl.com.
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FSI International, Inc.
October 16, 2007
Page Four
“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995
     This press release contains certain “forward-looking” statements (*), including, but not limited to, expected orders, expected revenues, expected profit, expected capital expenditures, expected depreciation and amortization, expected cash usage, and other expected financial performance for the first quarter of fiscal 2008. Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements involving risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those in such forward-looking statements. Such risks and uncertainties include, but are not limited to, changes in industry conditions; order delays or cancellations; general economic conditions; changes in customer capacity requirements and demand for microelectronics; the extent of demand for the Company’s products and its ability to meet demand; global trade policies; worldwide economic and political stability; the Company’s successful execution of internal performance plans; the cyclical nature of the Company’s business; volatility of the market for certain products; performance issues with key suppliers and subcontractors; the level of new orders; the timing and success of current and future product and process development programs; the success of the Company’s direct distribution organization; legal proceedings; and the potential impairment of long-lived assets; as well as other factors listed herein or from time to time in the Company’s SEC reports, including our latest 10-K annual report and our 10-Q quarterly reports. The Company assumes no duty to update the information in this press release.
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FSI INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Fourth Quarter Ended		Year Ended
	Aug. 25, 2007	Aug. 26, 2006	Aug. 25, 2007	Aug. 26, 2006
Sales	$19,949	$40,373	$116,233	$113,241
Cost of goods	12,626	22,569	69,110	60,391

Gross margin	7,323	17,804	47,123	52,850
Selling, general and administrative expenses	8,365	8,911	34,542	36,218
Research and development expenses	5,839	5,942	24,086	24,321

Operating (loss) income	(6,881)	2,951	(11,505)	(7,689)
Other income (expense), net	328	344	(2,986)	726

(Loss) income before income taxes	(6,553)	3,295	(14,491)	(6,963)
Income tax (benefit) expense	(8)	12	122	50

(Loss) income before equity in (losses) earnings of affiliate	(6,545)	3,283	(14,613)	(7,013)
Equity in (losses) earnings of affiliate	—	(119)	27	(274)

Net (loss) income	$(6,545)	$3,164	$(14,586)	($7,287)

(Loss) income per share — basic	($0.21)	$0.10	($0.48)	($0.24)

(Loss) income per share — diluted	($0.21)	$0.10	($0.48)	($0.24)

Weighted average common shares
Basic	30,509	30,234	30,413	30,042
Diluted	30,509	30,631	30,413	30,042
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FSI INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(in thousands)
(unaudited)

	Aug. 25, 2007	Aug. 26, 2006
Assets

Current assets
Cash, restricted cash, cash equivalents and marketable securities	$23,991	$26,916
Receivables, net	17,609	23,173
Inventories	29,625	35,682
Other current assets	7,502	11,340

Total current assets	78,727	97,111

Property, plant and equipment, net	20,022	20,395

Restricted cash	500	—
Investment	460	7,632
Intangible assets, net	496	1,246
Other assets	1,199	1,160

Total assets	$101,404	$127,544

Liabilities and Stockholders’ Equity

Current liabilities
Trade accounts payable	$3,458	$8,803
Current portion of long-term debt	561	—
Deferred profit*	3,332	4,149
Customer deposits	1,306	5,408
Accrued expenses	11,365	15,212

Total current liabilities	20,022	33,572

Long-term debt	616	—
Total stockholders’ equity	80,766	93,972

Total liabilities and stockholders’ equity	$101,404	$127,544

*	Deferred profit reflects deferred revenue less manufacturing and other related costs.
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FSI INTERNATIONAL, INC. AND SUBSIDIARIES
MISCELLANEOUS FINANCIAL INFORMATION
(in thousands, except percentages, per share and total employee data)
(unaudited)

	Year Ended
	Aug. 25, 2007	Aug. 26, 2006
Sales by Area

United States	31%	38%
International	69%	62%

Cash Flow Statement

Capital expenditures	$1,590	$2,228
Depreciation	3,663	3,389
Amortization	508	538

Miscellaneous Data

Total employees, including contract	429	562
Book value per share	$2.64	$3.10
Shares outstanding	30,545	30,309
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